Exhibit 99.1

Contact:

Michael Russell

Investor Relations

441.296.5858

ARGO GROUP REPORTS ESTIMATED IMPACT OF STORM LOSSES ON ITS 2008 SECOND QUARTER RESULTS

HAMILTON, Bermuda (July 16, 2008) – Argo Group International Holdings, Ltd. (NasdaqGS: AGII), an international underwriter of specialty insurance and reinsurance products in niche areas of the property and casualty market, today announced that for the three months ended June 30, 2008, it expects to report approximately $16 million to $18 million of pre-tax losses attributable to 15 severe U.S. weather events that were reported during the second quarter of 2008. For the second quarter of 2007, pre-tax losses attributable to six severe U.S. weather events totaled approximately $3.1 million.

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Headquartered in Hamilton, Bermuda, Argo Group International Holdings, Ltd. (NasdaqGS: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of high-quality products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess and Surplus Lines, Commercial Specialty, International Specialty and London. Information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may materially differ from actual future experience involving any one or more of such statements. For a more detailed discussion of such risks and uncertainties, see Argo Group’s filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group’s objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

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Argo House	T 441 296 5858
110 Pitts Bay Road	F 441 296 6162
Pembroke, Bermuda HM08
www.argore.com